Exhibit 99.1

MARKIT LTD.
4TH FLOOR, ROPEMAKER PLACE
25 ROPEMAKER STREET
LONDON EC2Y 9LY
ENGLAND

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following Proposals:

	Proposal	For	Against	Abstain
1	To approve the issuance of Markit Ltd. ("Markit") common shares in connection with the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement") between Markit, Marvel Merger Sub, Inc., a Delaware corporation and wholly owned indirect subsidiary of Markit, and IHS Inc., a Delaware corporation.	☐	☐	☐
2	To approve amending and restating the bye-laws of Markit to be effective upon completion of the transactions contemplated by the Merger Agreement.	☐	☐	☐
3	To approve the name change of "Markit Ltd." to "IHS Markit Ltd." for registration upon completion of the transactions contemplated by the Merger Agreement.	☐	☐	☐
4	To adjourn the Special General Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposals 1 to 3.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to transact other such business as may properly come before the Special General Meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000293140_1 R1.0.1.25

MARKIT LTD.
Special General Meeting of Shareholders
[            ], 2016 [    ] AM, London Time
This proxy is solicited by the Board of Directors of Markit Ltd.
The shareholder(s) hereby appoint(s) each of Lance Uggla, Jeff Gooch and Sari Granat as proxy, with the power of substitution and the authority to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of MARKIT LTD. that the shareholder(s) is/are entitled to vote at the Special General Meeting of Shareholders to be held at [    ] AM, London time, on [            ], 2016, at 5 Aldermanbury Square, London EC2V 7HR, United Kingdom, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side
Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.
0000293140_2 R1.0.1.25